Exhibit 99.1

Targacept Announces Top-Line Results from Phase 2 Trial of TC-5619 in Adults with Inattentive-Predominant ADHD

Winston-Salem, NC – September 17, 2012—Targacept, Inc. (NASDAQ: TRGT) today announced top-line results from a Phase 2 trial of TC-5619 as a treatment for inattentive-predominant attention deficit/hyperactivity disorder (ADHDi). In the trial, TC-5619 did not meet the primary outcome measure, change from baseline on the inattention subscale of the Conners’ Adult ADHD Rating Scale-Investigator-Rated (CAARS-INV), after four weeks of treatment versus placebo. Across the study measures, patients in the placebo dose group consistently improved more than patients in the TC-5619 dose groups. TC-5619 exhibited a placebo-like safety and tolerability profile in the study.

“We are disappointed that TC-5619 did not meet our goal in this ADHDi study. Based on these results, we have made the determination that we will not pursue further development of TC-5619 in ADHD,” said Mark Skaletsky, Chairman of Targacept’s Board of Directors. “Under these circumstances, we are taking additional steps to more closely align our resources with our current operational plan and emphasize the efficient use of Targacept’s capital. We will limit our investment in our nicotinic pipeline to our ongoing or previously announced clinical programs until the search for a new CEO is successfully completed, and we will implement a further reduction in force. Targacept is immensely grateful for the contributions of each of our employees, and we can only make this difficult decision based on our commitment to maximizing the future potential of the company’s assets.”

About the Phase 2 Trial

The Phase 2 study was a double blind, placebo controlled, randomized parallel group trial conducted at 13 sites in the United States. The primary outcome measure was change from baseline on the inattention subscale of the Conners’ Adult ADHD Rating Scale-Investigator-Rated (CAARS-INV), after four weeks of treatment versus placebo. The study randomized 175 patients with ADHDi, ages 18 to 65, of which 153 completed the study. The study design provided for a four-week screening period after which patients were randomized into one of three cohorts and received either placebo or one of two doses of TC-5619 (5mg or 25mg) once daily for four weeks in a ratio of 2:1:1 (placebo: low dose: high dose). The study concluded with a two-week follow-up period. The study also assessed the safety and tolerability of TC-5619.

About Targacept

Targacept is developing a diverse pipeline of innovative NNR TherapeuticsTM for difficult-to-treat diseases and disorders of the nervous system. NNR Therapeutics selectively modulate the activity of specific neuronal nicotinic receptors, unique proteins that regulate vital biological functions that are impaired in various disease states. Targacept’s clinical pipeline includes multiple Phase 2 product candidates, all representing first-in-class opportunities. Targacept leverages its scientific leadership and proprietary drug discovery platform PentadTM to fuel its pipeline and attract significant collaborations with global pharmaceutical companies. For more information, please visit www.targacept.com.

TARGACEPT

Building Health, Restoring Independence®

Forward-Looking Statements

This press release includes “forward-looking statements” made under the provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements, other than statements of historical fact, regarding without limitation Targacept’s plans, expectations or future operations, financial position, revenues, costs or expenses. Actual results, performance or experience may differ materially from those expressed or implied by any forward-looking statement as a result of various important factors, including without limitation the risks and uncertainties described under the heading “Risk Factors” in Targacept’s most recent Annual Report on Form 10-K and in other filings that it makes with the Securities and Exchange Commission. As a result of the risks and uncertainties, the results or events indicated by the forward-looking statements may not occur. Targacept cautions you not to place undue reliance on any forward-looking statement.

In addition, any forward-looking statement in this press release represents Targacept’s views only as of the date of this press release and should not be relied upon as representing its views as of any subsequent date. Targacept disclaims any obligation to update any forward-looking statement, except as required by applicable law.

NNR Therapeutics™, Pentad™ and Building Health, Restoring Independence® are trademarks or service marks of Targacept, Inc. Any other service marks, trademarks and trade names appearing in this press release are the properties of their respective owners.

Contacts:

Alan Musso, SVP, Finance and Administration and CFO

Targacept, Inc.

Tel: (336) 480-2186

Email: alan.musso@targacept.com

Michelle Linn

Linnden Communications

Tel: (508) 362-3087

Email: linnmich@comcast.net